                                                            EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              __________________


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A National Banking Association                            36-0899825
                                                           (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
  (Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                              __________________

                                SUNAMERICA INC.
              (Exact name of obligor as specified in its charter)



      Maryland                                             86-0176061
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                     identification number)



      1 SunAmerica Center
      Los Angeles, California                               90067-6022
(Address of principal executive offices)                    (Zip Code)


                             Senior Debentures
                      (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.



Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.

            2. A copy of the certificates of authority of the trustee to commence business.

            3. A copy of the authorization of the trustee to exercise corporate trust powers.

            4.  A copy of the existing by-laws of the trustee.

            5.  Not Applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.

                                    Page=2

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all
      in the City of Chicago and State of Illinois, on the   17th day of
      October, 1996.


                                      The First National Bank of Chicago,
                                      Trustee

                                      By    /s/ Richard D. Manella
                                            -------------------------
                                            Richard D. Manella
                                            Vice President




                                   EXHIBIT 1


                            ARTICLES OF ASSOCIATION

                                      OF

                      THE FIRST NATIONAL BANK OF CHICAGO

                         (Corrected To July 12, 1996)


      FIRST. The title of this Association, organized for the purpose of carrying on the business of banking under the laws of the United States, shall be "The First National Bank of Chicago".

      SECOND. The main office of this Association shall be in Chicago, County of Cook, State of Illinois. The business of the Association shall be conducted at its main office and its branches.

      THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors, by the vote of a majority of the full Board, may, between meetings of shareholders, increase the membership of the Board within such maximum limit by not more than four members if the number of directors last elected by shareholders was 16 or more and by not more than two members if the number of directors last elected by shareholders was 15 or less.

      FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year as is specified therefor in the by-laws.

                                    Page=3

      FIFTH. The amount of authorized capital stock of this Association shall be Five Hundred Twenty-Five Million Eight Hundred Fifty-Eight Thousand Two Hundred Dollars ($525,858,200) divided into 26,292,910 shares of common stock of the par value per share of Twenty Dollars ($20); but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

      In the event of any such increase in the capital stock of this Association by the sale of additional shares or the distribution of additional shares as a stock dividend, each shareholder of this Association (unless otherwise provided by the shareholders' vote or votes authorizing the increase) shall be entitled, in proportion to the number of shares of said capital stock owned by him before such increase, to proportionate rights in respect of such additional shares as follows: (1) to the extent that such shareholder's proportionate right in respect of such additional shares shall embrace one or more whole shares of such additional shares, to receive (a) in the case of a sale, a transferable warrant entitling the holder to subscribe, within the specified subscription period, for such one or more whole shares of such additional shares or (b) in the case of a stock dividend, a certificate evidencing such one or more whole shares of such additional shares; and (2) to the extent that such shareholder's proportionate right in respect of such additional shares shall embrace a fraction of a share, to receive (a) in the case of a sale, a fractional subscription warrant, conditioned that it shall be void unless, within the specified subscription period, it is combined with other such fractional subscription warrants in the aggregate entitling the holder thereof to subscribe for a whole share or whole shares of such additional shares and such subscription is completed by such holder of such combined fractional warrants or (b) in the case of a stock dividend, a fractional warrant which shall not represent or entitle the holder thereof to any of the privileges of a shareholder of this Association but may be combined with other such fractional warrants in the aggregate entitling the holder thereof to exchange them for a whole share or whole shares of such additional shares and conditioned that the holder exchanging such combined fractional warrants for such whole share or whole shares of such additional shares shall receive any dividends applicable to such whole share or whole shares declared after the date of such fractional warrants and payable in respect of such whole share or whole shares at the time of such exchange.

      In the event of an increase in the capital stock of this Association in pursuance of a statutory consolidation to which this Association may be a party, the additional shares shall be issued in such a manner as the contract or plan of consolidation may provide, pursuant to and in contemplation of the statute under which said consolidation is effected.

      In the event of an increase in the capital stock of this Association in pursuance of a plan or contract (other than in the case of a statutory consolidation) for the acquisition by this Association of the assets, in whole or in part, and the good will of another banking institution or banker, the additional shares shall be subscribed for by or issued to any persons, firms, trustees or corporations, whether or not shareholders of this Association, as, in its discretion in the execution of such plan or contract, the Board of Directors may approve.

      The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

      SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board; but the

                                    Page=4

Board of Directors may appoint a director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents; to appoint a Cashier and such other officers as may be required to transact the business of this Association; to fix the salaries to be paid to all officers of this Association; and to dismiss such officers, or any of them; but the Board of Directors may delegate to the Chairman of the Board the authority to exercise such powers of appointment, salary determination and dismissal.

      The Board of Directors shall have the power to define the duties of officers and employees of this Association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which directors shall be elected or appointed, and to appoint judges of election; in the event of an increase of the capital stock of this Association to regulate the manner in which such increase shall be made; to make all by-laws that it may be lawful for them to make for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

      The Board of Directors, without the approval of the shareholders, shall have the power to change the location of the main office of this Association, subject to such limitations as from time to time may be provided by law.

      SEVENTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

      EIGHTH. The Board of Directors of this Association, the Chairman of the Board, or the President, may call a special meeting of the shareholders at any time: Provided, however, that, unless otherwise provided by the by-laws or the laws of the United States, or waived by the shareholders, notice of the time, place and purpose of the meeting shall be given to each shareholder of record of this Association entitled to act and vote at such meeting, by a notice in writing either mailed (prepaid first class postage) to such shareholder at his address as shown upon the books of this Association or delivered manually to such shareholder, not less than ten days prior to the date fixed for any such meeting.

      NINTH. (a) This Association shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer or employee of this Association, or is or was serving at the request of this Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits this Association to provide broader indemnification rights than said law permitted this Association to provide prior to such amendment) against all expenses (including attorneys' fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him in connection therewith. This Association may, by action of the Board of Directors, provide indemnification to agents of this

                                    Page=5

Association with a lesser or the same scope and effect as the foregoing indemnification of directors, officers and employees of this Association.

      (b) Expenses incurred by a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by this Association. Such expenses incurred by agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      (c) The indemnification provided by this Article does not authorize this Association to indemnify any director, officer or employee against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order against such director, officer or employee assessing civil money penalties or requiring affirmative action in the form of payments to this Association.

      (d) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the provisions of this Article, this Association may indemnify any person referred to in paragraph (a) of this Article to the fullest extent permitted under the statutes applicable to national banking associations and the rules, regulations and interpretations promulgated thereunder by the primary regulator of national banking associations, in each case now or hereafter in effect.

      (e) This Association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Association, or is or was serving at the request of this Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against such liability under the provisions of this Article. This provision does not, however, authorize this Association to purchase insurance covering civil money penalties assessed against a director or employee of this Association pursuant to a formal order by an appropriate bank regulatory agency.

      (f) Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of these Articles of Association inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      TENTH. These Articles of Association may, subject to the provisions of the banking laws of the United States, be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association.

                                    Page=6

                                   EXHIBIT 2
______________________________________________________________________________
Comptroller of the Currency
Administrator of National Banks
______________________________________________________________________________
Washington, DC 20219



                                  Certificate

I, Eugene A. Ludwig, Comptroller of the currency, do hereby certify that:

1. The Comptroller of the currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "The First National Bank of Chicago", Chicago, Illinois, (Charter No. 8), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.



                IN TESTIMONY WHEREOF, I have hereunto
                subscribed my name and caused my seal
                of Office of the Comptroller of the
                Currency to be affixed to these
                presents at the Treasury Department,
                in the City of Washington and
                District of Columbia, this 17th day
                of September, 1996.


                /s/ Eugene A. Ludwig
                -------------------------------
                    Comptroller of the Currency






                                   EXHIBIT 3
______________________________________________________________________________
Comptroller of the Currency
Administrator of National Banks
______________________________________________________________________________
Washington, DC 20219



                       Certification of Fiduciary Powers

I, Eugene A. Ludwig, Comptroller of the currency, do hereby certify the records in this Office evidence "The First National
Bank of Chicago", Chicago, Illinois, (Charter No. 8), was

                                    Page=7
granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of The Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a. I further certify the authority so granted remains in full force and effect.



                IN TESTIMONY WHEREOF, I have hereunto
                subscribed my name and caused my seal
                of Office of the Comptroller of the
                Currency to be affixed to these
                presents at the Treasury Department,
                in the City of Washington and
                District of Columbia, this 17th day
                of September, 1996.


                /s/ Eugene A. Ludwig
                    -------------------------------
                    Comptroller of the Currency







                                   EXHIBIT 4


                                    BY-LAWS

                                      OF

                      THE FIRST NATIONAL BANK OF CHICAGO


                     AS AMENDED AND RESTATED JULY 12, 1996


                                    BY-LAWS

                                      OF

                      THE FIRST NATIONAL BANK OF CHICAGO


                                   ARTICLE I

                             CORPORATE GOVERNANCE

       To the extent not inconsistent with applicable Federal banking statutes or regulations, or safe and sound banking practices, the Bank shall follow the corporate governance procedures of the Delaware General Corporation Law, as amended.

                                    Page=8

                                  ARTICLE II

                                 SHAREHOLDERS

      SECTION 1. Annual Meeting. The regular annual meeting of shareholders of the Bank to elect directors and to transact whatever other business may properly come before the meeting shall be held in its main office on the second Friday in May if not a legal holiday under the Laws of Illinois, and if a legal holiday, then on the next business day following, at 11:30 A.M., or on such other date and time as shall be designated by the Board of Directors.
If, for any cause, the annual election of directors should not be held on that date, the Board shall order the election to be held on some subsequent day, of which special notice shall be given.

      SECTION 2. Judges of Election. To the extent required by law, the Board of Directors shall, prior to the time of the election of directors, appoint three persons to be Judges of Election, who shall hold and conduct the same, and who shall, after the election has been held, certify under their hands to the Cashier of the Bank the result thereof and the names of the directors-elect.

      SECTION 3. Notice to Directors-Elect. The Cashier upon receiving the Certificate of the Judges of Election as aforesaid, shall cause the same to be recorded upon the minute book of the Bank, and shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Bank for the purpose of organizing the new Board. If at the time fixed for the meeting of the directors-elect there should not be a quorum present, the members present may adjourn from time to time until a quorum is obtained.

      SECTION 4. Special Meetings. Special meetings of the shareholders may be called in accordance with Article EIGHTH of the Bank's Articles of Association.

      SECTION 5. Record Date. The Board of Directors may fix in advance a day not more than sixty (60) or less than ten (10) days prior to the date of holding any regular or special meeting of shareholders as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined.

      SECTION 6. Notice. The Bank shall mail notice of any meeting of shareholders at least 10 days prior to the meeting by first class mail, unless the Office of the Comptroller of the Currency determines that an emergency circumstance exists. If the Bank is a wholly-owned subsidiary of a company, the sole shareholder may waive notice of the shareholder's meeting.

      SECTION 7. Consent of Shareholders in Lieu of Annual or Special Meeting. Unless otherwise restricted by law or the Articles of Association, any action which may be taken at any annual or special shareholder meeting may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not give written consent.

                                    Page=9

      SECTION 8. Minutes. The proceedings of shareholders at all regular and special meetings or by written consent in lieu of a meeting shall be recorded in the minute book, together with the Articles of Association of the Bank and the returns of the Judges of Election. The minutes of each meeting shall be signed by the Presiding Officer, and attested by the Cashier, or other officer of the Bank acting in place of the Cashier.



                                  ARTICLE III

                                   DIRECTORS

      SECTION 1. Authority. The Board of Directors shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

      SECTION 2. Number. The Board of Directors shall at all times consist of not less than five nor more than twenty-five individuals. The exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that the Board of Directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

      SECTION 3. Term of Office. Each director shall hold office from the date of his election or appointment until the next annual shareholder meeting. Any director ceasing to be the owner of the amount of stock required by law or in any other manner becoming disqualified shall thereupon vacate his office as director.

      SECTION 4. Compensation. The Board of Directors may provide that a reasonable fee be paid to any of its members or to the members of any duly authorized committee for services rendered. No such payment shall preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

      SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates, times and locations as determined by the Chairman of the Board and communicated in writing to the directors.

      SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President. Such meetings shall be held at such times and at such places as shall be determined by the officer calling the meeting. Notice of any special meeting of directors shall be given to each director at the director's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least two (2) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least

                                    Page=10
twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 7. Quorum; Majority Vote. A quorum of directors shall be required to transact business at any regular or special meeting of the Board of Directors. A majority of the directors shall constitute a quorum. Each director shall be entitled to one vote. A vote by a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to approve any matter or proposal at any such meeting.

      SECTION 8. Vacancies. When any vacancy occurs in the Board of Directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

      SECTION 9.   Presiding Officer.   The Chairman of the Board shall
preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board and shall preside at the meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, the Vice Chairman of the Board (or in the event there be more than one Vice Chairman of the Board, the Vice Chairmen of the Board in the order designated, or in the absence of any designation, then in the order of their election) shall perform their duties and shall preside at the meetings of the Board of Directors.

      SECTION 10. Minutes of Meeting. The Cashier shall act as secretary to the Board of Directors to take minutes at any regular or special meeting of the Board of Directors. If the Cashier is not present at any such meeting, the Chairman of the Board may designate a secretary pro tem to take minutes at the meeting. The Cashier or secretary pro tem shall record the actions and proceedings at each regular or special meeting of the Board of Directors as minutes of the meeting and shall maintain such minutes in a minute book of proceedings of such meetings of the Board of Directors. Minutes of each such meeting shall be signed by the presiding officer and secretary of each meeting.

      SECTION 11. Participation in Meetings by Telephone Unless otherwise restricted by law or the Articles of Association, members of the Board of Directors, or of any committee thereof, may participate in a meeting of the

                                    Page=11

Board of Directors or committee by means of conference telephone or similar communications equipment which allows each person participating in the meeting to hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

      SECTION 12. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by law or the Articles of Association, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Directors of the Bank. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank, and may authorize the seal of the Bank to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. As used in these By-Laws, "entire Board" means the total number of Directors the Bank would have if there were no vacancies.

      There shall be an Executive Committee composed and created as the Board of Directors may designate by resolution passed by a majority of the entire Board. During intervals between the regular meetings of the Board of Directors, the Executive Committee, to the extent permitted by law, the Articles of Association of the Bank and the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank.

      Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall, subject to any rules prescribed by the Board of Directors, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings and shall keep a written record of all action taken by it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      SECTION 14. Honorary Directors. Any person who has at any time been Chairman of the Board, President or Vice Chairman of the Board of the Bank may, after retirement from the Board of Directors, be appointed by the Board of Directors as an Honorary Director on a year-to-year basis. In no case shall an Honorary Director serve as such for more than five years. Honorary Directors shall serve in an advisory capacity to the Board of Directors, shall have no vote and shall not be considered directors for the purpose of determining a quorum. Honorary Directors shall be reimbursed for their

                                    Page=12
expenses in attending meetings of the Board of Directors and shall receive such fees, if any, for attendance at each meeting of the Board of Directors as may be fixed from time to time by the Board of Directors but shall not receive any other directors' fees or any other compensation for their services.


                                  ARTICLE IV

                                   OFFICERS

      SECTION 1. Officer Titles. The officers of the Bank shall include a Chairman of the Board and a President and may include one or more Vice Chairmen of the Board, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents, Vice Presidents and Assistant Vice Presidents, a General Auditor, a General Counsel, a Cashier, and such other officers as may be appropriate for the prompt and orderly transaction of the business of the Bank. Individuals appointed as Chairman of the Board, President and Vice Chairman of the Board must be members of the Board. The same person may hold any two or more offices. The Chairman of the Board shall have such authority to establish officer titles as from time to time delegated by the Board of Directors and to delegate such authority further to other officers of the Bank.

      SECTION 2. Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Bank. In case of the death or disability of the Chairman of the Board, his powers shall be exercised and his duties discharged by the President. In the event of the death or disability of the Chairman of the Board and the President, the Vice Chairman of the Board (or in the event there be more than one Vice Chairman of the Board, the Vice Chairmen of the Board in the order designated, or in the absence of any designation, then in the order of their election) shall exercise the powers and discharge the duties of the Chairman of the Board.

      SECTION 3. Election of Officers. The Board of Directors of the Bank shall have authority to appoint the officers of the Bank. The Chairman of the Board shall have such authority to appoint officers as from time to time delegated by the Board of Directors, and to delegate such authority further to other officers of the Bank.

      SECTION 4. Authority and Responsibility. The authorities and responsibilities of all officers, in addition to those specifically prescribed herein, shall be those usually pertaining to their respective offices, or as may be designated by the Board of Directors or by the Chairman of the Board or by the President, or by any officer of the Bank designated by one of the foregoing.

      SECTION 5. Term of Office. Officers shall be appointed for an indefinite term, and their employment may be terminated or they may be removed from office at any time. The Board of Directors shall have authority to terminate or remove officers of the Bank. The Chairman of the Board shall have such authority to terminate or remove officers as from time to time delegated by the Board of Directors, and to delegate such authority further to other officers of the Bank.

      SECTION 6. Surety. All officers and employees of the Bank who shall be responsible for any moneys, funds or valuables of the Bank shall give bond, or be covered by a blanket bond, in such penal sum and with such security as shall be approved by the Board, conditioned for the faithful and honest discharge of their duties as such officers or employees and that they will

                                    Page=13
faithfully apply and account for all such moneys, funds and valuables and deliver the same on proper demand to the order of the Board of the Bank, or to the person or persons authorized to receive the same.


                                   ARTICLE V

                                     SEAL

      SECTION 1. Description. The following is a description of the Seal adopted by the Board of the Bank:

      Female with left arm resting on shield, bale of goods and sheaf of grain at her side, ship and sea in the distance; the whole surrounded with the words, "The First National Bank of Chicago".

      SECTION 2. Attestation. Any instrument which is executed for and on behalf of the Bank by its duly authorized officers may, when necessary, be attested and sealed with the corporate seal by any officer of the Bank other than the officer who executes such instrument on behalf of the Bank.



                                  ARTICLE VI

                           TRANSFERS OF REAL ESTATE

      Any Vice President or higher ranking officer shall have authority on behalf of and in the name of the Bank, to execute any document or instrument and to take action which may be necessary or appropriate to purchase, convey, lease, or otherwise affect any real estate or interest in real estate owned or to be owned by the Bank; provided, however, any document or instrument purchasing, conveying or leasing real estate used or to be used by the Bank as banking facilities must be executed by a Senior Vice President or higher ranking officer, or any other officer designated by any of the foregoing. Any Assistant Vice President or higher ranking officer shall have authority to execute and deliver on behalf of and in the name of the Bank, releases of mortgages or trust deeds.


                                  ARTICLE VII

                         STOCK AND STOCK CERTIFICATES

      SECTION 1. Increase of Stock. In the event of any increase in the capital stock of the Bank the preemptive rights of the shareholders in respect of any such increased stock shall be as set forth in Article FIFTH of the Articles of Association.

      Any warrants or certificates issuable to shareholders in connection with any increase of the capital stock of the Bank, shall be delivered to the respective shareholders entitled thereto, either by hand or by mail, first-class postage prepaid, addressed to their respective addresses as shown on the books of the Bank.

      If, in the event of a sale of additional shares, any subscription rights shall not have been exercised at the expiration of the specified subscription period, such unsubscribed new shares may be issued and sold at such price, not

                                    Page=14
less than the par value thereof, to such persons and on such terms as the Board of Directors may determine.

      SECTION 2. Transfers of Stock. The stock of the Bank shall be assignable only upon the books of the Bank, subject to the restrictions of the Act, and a transfer book shall be kept in which all assignments and transfers of stock shall be made. Transfers of stock may be suspended preparatory to any election or payment of any dividends.

      SECTION 3. Certificates of Stock. Certificates of stock signed by any Vice President or higher ranking officer and the Cashier or any Assistant Cashier may be issued to shareholders, and the Certificates shall state upon the face thereof that the stock is transferable only upon the books of the Bank. If such Certificates are manually countersigned by two other officers of the Bank, the signatures of the officers designated in the preceding sentence may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such Certificates shall have ceased to be such officer before such Certificates are issued, they may be issued by the Bank with the same effect as if such officer had not ceased to be such at the date of issue.

      In case of transfer of stock, new Certificates of stock shall not be issued until other Certificate or Certificates of stock of an equal amount shall first have been surrendered and cancelled.

      Any one of the following officers of the Bank: the Chairman of the Board, the President, or any Vice Chairman of the Board is each hereby authorized to cause new Certificates of stock of the Bank to be issued to replace Certificates reported to have been lost, stolen or destroyed, upon receipt of: (a) appropriate affidavit or affidavits setting forth whether the Certificates were lost, stolen or destroyed and the circumstances thereof, and
(b) a bond or bonds (blanket or otherwise) or an agreement or agreements of indemnity, sufficient in the opinion of any of such officers to protect the interests of the Bank issuing such new Certificates.


                                 ARTICLE VIII

                                 BANKING HOURS

      The Bank shall be open for business during such days of the year and for such hours as the Board of Directors or any officer of the Bank designated by the Board of Directors may from time to time determine.


                                  ARTICLE IX

                    CONTRACTS, CERTIFICATES OF DEPOSIT AND NOTES

      SECTION 1.  Execution of Contracts.   Any officer of the bank and such
other persons as may be authorized by the Board of Directors are severally and respectively authorized to execute documents and to take action in the Bank's name in connection with any and all transactions conducted in the ordinary course of business of the Bank.

      SECTION 2. Certificates of Deposit and Notes. Notwithstanding the foregoing, all certificates of deposits and notes evidencing obligations of the Bank shall be signed either manually or by facsimile signature by any officer of the Bank, and, if such signature is not a manual signature, shall

                                    Page=15
be validated by the manual signature of another officer of the Bank whose signature does not already appear on said certificate of deposit or note or by the authorized officers of corporate fiduciaries or agents with whom the Board of Directors may from time to time by resolution authorize the officers of the Bank to contract for services in connection with the validation and delivery of certificates of deposit or notes issued by the Bank.


                                   ARTICLE X

                                 VOTING RIGHTS

      The vote of the Bank as stockholder in any corporation in which it may hold stock or upon any securities carrying voting rights which it shall have the right to vote in its individual capacity as a Bank, shall be cast at any stockholders' or shareholders' meeting by any Vice President or higher ranking officer, or the Cashier, in person, or by some person or persons authorized by written proxy signed by one of said officers.

      In all cases where shares of stock or other securities carrying voting rights and owned by the Bank shall be held in the name of a nominee of the Bank, any Vice President or higher ranking officer, or the Cashier, may authorize such nominee to vote such stock or other securities in person, either unconditionally or upon such terms, limitations, or conditions as such officer may direct, or any such officer may authorize such nominee to execute a proxy to vote such shares of stock or other securities carrying voting rights, either unconditionally or upon such terms, conditions and/or limitations as such officer shall approve.


                                  ARTICLE XI

                                 EXAMINATIONS

      It shall be the duty of the General Auditor to examine, from time to time, the various operations of the Bank, verify its assets and liabilities, and perform such other procedures as are required to determine that the accounting records are accurate and to ascertain whether the Bank is in a sound and solvent condition. Major discrepancies and defalcations shall be reported to the Board promptly and other reports shall be made directly to the Board when deemed appropriate either by the General Auditor or the Board. In the event of the death, resignation, absence or inability of the General Auditor, the Board of Directors shall appoint a competent person who shall make such examinations and reports, pending the election of a successor to the General Auditor or the return of the General Auditor to his duties.


                                  ARTICLE XII

                              BONDS OF INDEMNITY

      Bonds of indemnity given to secure the issuance of duplicate or substitute notes, bonds, stock certificates, checks, debentures or other securities which may have been lost, destroyed or stolen or to secure the payment of any such lost, destroyed or stolen securities or to secure the payment by the Bank of funds deposited by any public authorities, shall be executed by any Assistant Vice President or higher ranking officer, and, if required, sealed with the corporate seal and attested by some other officer of the Bank.

                                    Page=16

                                 ARTICLE XIII

                     AUTHORITY TO SELL STOCKS, BONDS, ETC.

      SECTION 1. U.S. Obligations. Any Assistant Vice President or higher ranking officer may at any time, in his discretion, sell, assign and transfer any and all United States bonds now standing, or which may hereafter stand, in the name of the Bank, and to appoint one or more attorneys for that purpose.

      SECTION 2. Other Obligations. Any Assistant Vice President or higher ranking officer may at any time, in his discretion, sell, assign and transfer any and all notes, bonds, certificates of indebtedness or obligations of any corporation, firm or individual, which said notes, bonds, certificates of indebtedness or obligations are now registered, or may hereafter be registered, in the name of, or for the benefit of, the Bank, or are payable or indorsed to the Bank.

      SECTION 3. Stock. Any Assistant Vice President or higher ranking officer may at any time in his discretion, sell, assign and transfer to any assignee or transferee, for and on behalf of the Bank and in its name, any and all shares of capital stock of any corporation or corporations held by the Bank.


                                  ARTICLE XIV

                             FIDUCIARY ACTIVITIES

      1. Authority to Sign as Registrar, Transfer Agent, etc. Any officer of the Bank shall have the right to sign, countersign, certify, register, authenticate and identify all bonds, notes, interim certificates, and depositary receipts, warrants, participation certificates, certificates of stock and similar instruments for or in respect of which the Bank may be acting as Trustee, Registrar, Transfer Agent or otherwise.

      2. Authority to Vote Stock. The vote of the Bank as stockholder in any corporation or mutual fund in which it may hold capital stock in any fiduciary capacity, unless the governing instrument directs otherwise, may be voted by any officer of the Bank in person, electronically or by written proxy signed by one of said officers.

      3. Authority to Sell, Assign and Transfer Stocks, etc. Any officer of the Bank may sell, assign and transfer to any assignee or transferee for the Bank and in its name, any and all shares of the capital stock or other securities and obligations of any individual or entity held by the Bank in any fiduciary capacity, and sign and deliver any instruments with respect to any such items.

      4. Authority to Sign Checks and Other Instruments. Any officer of the Bank is authorized to sign for and on behalf of the Bank: checks against any account or accounts of any organizational unit of the Bank exercising fiduciary powers; petitions; schedules; accounts; reports; receipts for funds or securities deposited with the Bank as fiduciary and all instruments or documents that may be necessary or desirable in connection with the execution of any fiduciary powers of the Bank.

      5. Delegation of Authority. Anything in this Article XIV to the contrary notwithstanding, the Chairman of the Board is authorized to designate

                                    Page=17
in writing such persons as shall be authorized in the name of the Bank to sign or countersign any or all of the documents and instruments enumerated in this
Article XIV relating to transactions conducted in connection with the execution of any fiduciary powers of the Bank.


                                  ARTICLE XV

                             AMENDMENT OF BY-LAWS

      These By-Laws may be changed or amended by the vote of a majority of the directors present at any regularly constituted meeting of the Board of Directors.


                                  ARTICLE XVI

                          EMERGENCY OPERATION OF BANK

      In the event of an emergency declared by the President of the United States or the person performing his functions, due to threatened or actual enemy attack or disaster, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the directors as may be available, except as to matters which by statute require specific approval of the Board of Directors, and subject to conformance with any governmental directives during the emergency.


                                 ARTICLE XVII

                           DELEGATION OF AUTHORITY

      Each of the Chairman of the Board, the President, any Vice Chairman of the Board and the Cashier of the Bank are severally and respectively authorized to designate in writing such persons who shall be authorized in the name and on behalf of the Bank to sign any document or instrument, including certificates of deposit and notes, and to take action which may be necessary or appropriate to the conduct of the Bank's business, in its individual capacity or any other capacity. Any such authorization to sign such document or instrument and to take any action may be general or limited as is determined in the discretion of the Chairman of the Board, the President, any Vice Chairman of the Board or the Cashier.




                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                             October 17, 1996

                                    Page=18

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between SunAmerica Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago


                        By:  /s/ Richard D. Manella
                             -----------------------------
                             Richard D. Manella
                             Vice President





                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago  Call Date: 06/30/96
                                                      ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460             Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                              Dollar Amounts in                   C400        [ARROW POINTING
                                                                  Thousands            RCFD   BIL MIL THOU    TO LEFT]
                                                             -------------------        ----   ------------   -------

ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency
       and coin(1)....................................                                   0081    3,572,641      1.a.
    b. Interest-bearing balances(2)...................                                   0071    6,958,367      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B,

                                    Page=19

       column A)......................................                                   1754            0      2.a.
    b. Available-for-sale securities (from Schedule
       RC-B, column D)................................                                   1773    1,448,974      2.b.
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic offices of
    the bank and its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal Funds sold.............................                                   0276    5,020,878      3.a.
    b. Securities purchased under agreements to resell                                   0277      918,688      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)...........................        RCFD 2122 19,125,160                              4.a.
    b. LESS: Allowance for loan and lease losses......        RCFD 3123    379,232                              4.b.
    c. LESS: Allocated transfer risk reserve..........        RCFD 3128          0                              4.c.
    d. Loans and leases, net of unearned income,
      allowance, and reserve (item 4.a minus
       4.b and 4.c)...................................                                   2125   18,745,928      4.d.
5.  Assets held in trading accounts...................                                   3545    9,599,172      5.
6.  Premises and fixed assets (including capitalized
    leases)...........................................                                   2145      623,289      6.
7.  Other real estate owned (from Schedule RC-M)......                                   2150        8,927      7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M).........                                   2130       57,280      8.
9.  Customers' liability to this bank on acceptances
    outstanding.......................................                                   2155      632,259      9.
10. Intangible assets (from Schedule RC-M)............                                   2143      156,715     10.
11. Other assets (from Schedule RC-F).................                                   2160    1,592,088     11.
12. Total assets (sum of items 1 through 11)..........                                   2170   49,335,206     12.

______
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:           The First National Bank of Chicago      Call Date: 06/30/96     ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0460                                              Page RC-2
                               City, State  Zip: Chicago, IL  60670
FDIC Certificate No.:          0/3/6/1/8

Schedule RC-Continued

                                                              Dollar Amounts in                   C400
                                                                  Thousands            RCFD   BIL MIL THOU
                                                             -------------------        ----   ------------   -------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part 1)....                               RCON 2200   16,878,870      13.a.
       (1) Noninterest-bearing(1).....................       RCON 6631    7,855,880                              13.a.(1)
       (2) Interest-bearing...........................       RCON 6636    9,022,990                              13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II).................................                               RCFN 2200   12,677,057      13.b.
       (1) Noninterest bearing........................       RCFN 6631    766,936                                13.b.(1)
       (2) Interest-bearing...........................       RCFN 6636 11,910,121                                13.b.(2)

                                    Page=20


14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds purchased.........................                              RCFD 0278    1,318,968      14.a.
    b. Securities sold under agreements to
       repurchase......................................                              RCFD 0279    1,197,589      14.b.
15. a. Demand notes issued to the U.S. Treasury........                              RCON 2840      104,546      15.a.
    b. Trading Liabilities.............................                              RCFD 3548    6,431,784      15.b.

16. Other borrowed money:
    a. With original maturity of one year or less......                              RCFD 2332    4,437,636      16.a.
    b. With original  maturity of more than one year...                              RCFD 2333       75,308      16.b.
17. Mortgage indebtedness and obligations under
    capitalized leases.................................                              RCFD 2910      283,041      17.
18. Bank's liability on acceptance executed and
    outstanding........................................                              RCFD 2920      632,259      18.
19. Subordinated notes and debentures..................                              RCFD 3200    1,275,000      19.
20. Other liabilities (from Schedule RC-G).............                              RCFD 2930      892,947      20.
21. Total liabilities (sum of items 13 through 20).....                              RCFD 2948   46,205,005      21.
22. Limited-Life preferred stock and related surplus...                              RCFD 3282         0         22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......                              RCFD 3838         0         23.
24. Common stock.......................................                              RCFD 3230      200,858      24.
25. Surplus (exclude all surplus related to preferred
    stock).............................................                              RCFD 3839    2,349,164      25.
26. a. Undivided profits and capital reserves..........                              RCFD 3632     584,8782      6.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities...................                              RCFD 8434       (3,951)     26.b.
27. Cumulative foreign currency translation adjustments.                             RCFD 3284         (748)     27.
28. Total equity capital (sum of items 23 through 27)...                             RCFD 3210     3,130,201     28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)....                             RCFD 3300    49,335,206     29.

Memorandum
To be reported only with the March Report of Condition


1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external
                                                                                               Number
   auditors as of any date during 1995  . . . . . . . .                 RCFD 6724              N/A/                  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state

                                    Page=21
    chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by
    external auditors
7 = Other audit procedures (excluding tax preparation
    work)
8 = No external audit work
_____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                    Page=22